Exhibit No. 99.1

                          Certification and Signatures


The undersigned, who are the Chief Executive Officer and Chief Financial Officer of the Company, respectively, certify that this annual report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and that the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company for the period covered by such report. This certification is being furnished solely to comply with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002, Pub. L. No. 107-204.


                                  BNCCORP, Inc.
Date:   March 18, 2003

                                      By /s/ Gregory K. Cleveland
                                         ----------------------------------
                                         Gregory K. Cleveland
                                         President
                                         Chief Executive Officer


                                      By /s/ Brenda L. Rebel
                                         ----------------------------------
                                         Brenda L. Rebel
                                         Treasurer
                                         Chief Financial Officer